UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2010
Date of Report (Date of earliest event reported)

XNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Alton Parkway, Suite 154-277 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(800) 454-6169
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 RECISION OF A MATERIAL DEFINITIVE AGREEMENT, ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 8, 2010, the Board of Directors of XNE, Inc., a Nevada corporation (the “Company”) entered into that certain rescinding Stock Purchase Agreement dated effective as of September 8, 2010 (the “Rescinding Stock Purchase Agreement”) by and among MSP on Demand LLC, a North Carolina limited liability company (“MSP”), all the members of MSP on Demand (the “MSP Members”) and the Company;  in accordance with the terms and provisions of the Rescinding Stock Purchase Agreement: (i) since none of the terms to the purchase agreement was fulfilled then the agreement is null and void;

Effective November 1, 2010 the completed the execution of a stock purchase agreement (the “Stock Purchase Agreement”) with ERX Energy LLC, a Nevada limited liability company (“ERX”), and the member of ERX (the “ERX Members”). ERX is a limited liability company organized in the State of Nevada for the sole purpose of owning and operating an alternative energy company.

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company: (i) acquired 100% of the issued and outstanding units in ERX Energy, LLC from the ERX Members; (ii) issued to one entity an aggregate 50,000,000 shares of its Series A Convertible Preferred Stock, which each share of Series A Convertible Preferred Stock is convertible into 2.04 shares of common stock of the Company.

SECTION 3. – SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES

Stock Purchase Agreement

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company issued to ERX  50,000,000 shares of its Series A Convertible Preferred Stock.

The shares under the terms of the Stock Purchase Agreement were issued to ERX in reliance on Section 4(2) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The per share price of the shares was arbitrarily determined by our Board of Directors based upon analysis of certain factors including, but not limited to, stage of development , industry status, investment climate, perceived investment risks, the Company’s assets and net estimated worth. ERX acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 4th, 2010, Mr. Jeffry M. Smuda, was appointed to the position of Director and Chairman of the Board of Directors.

On November 4th, 2010, Mr. Allan Smethers, was appointed to the position of Director of the company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Not Applicable

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

1.01	Stock Purchase Agreement dated November 1, 2010 among XnE Inc., and ERX Energy LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XNE INC.

Date: November 4, 2010	By:	/s/ Michael Cummings
Name: Michael Cummings
Title: President/Chief Executive Officer